UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 22, 2019

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 22, 2019, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with John K. Scott, Jr. (the “Investor”), pursuant to which the Company will issue to the Investor in a private placement (the “Private Placement”) up to $3.0 million in shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Private Placement will occur in multiple tranches. The initial closing occurred on March 22, 2019 (the “Initial Closing”), at which the Investor purchased $50,000 worth of the Securities at a per share price of $0.14, which was the closing price of a share of Common Stock reported on the NYSE American market for the business day immediately before the Initial Closing Date. The remainder of the Securities will be purchased by the Investor from time to time, on such date or dates to be determined by the Company and the Investor, which date will not be later than June 15, 2019 (each, a “Subsequent Closing”, with each of the Initial Closing and any Subsequent Closing being a “Closing”), such amount of Securities agreed upon by the Company and the Investor, at a per share price to be determined in good faith by the Company and the Investor which price may be less than the greater of book or market value of one share of Common Stock within the meaning of the NYSE American standards; provided, that the total amount of Securities sold at any Subsequent Closing shall not exceed (i) $3.0 million worth of the Securities less the aggregate purchase price paid by the Investor to the Company for any Securities purchased at any prior Closing, (ii) the number of shares that may be issued without violating the rules and regulations of the NYSE American, and (iii) the amount of shares that would result in the beneficial ownership in the Company by the Investor and his affiliates being equal to or less than 33.0% of the then issued and outstanding shares of Common Stock.

The Securities are subject to a 180-day lock-up and there are no registration rights. The Company plans to use the proceeds from the Private Placement for general working capital purposes, including, without limitation, research and development, and other operating expenses.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which the Company expects to file as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission.

On March 22, 2019 the Company issued a press release relating to, among other things, the foregoing matters. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated March 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: March 25, 2019	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Financial Officer and Chief Operating Officer